Exhibit 99.1

LifePoint Hospitals Completes Acquisition of Sumner Regional Health Systems

BRENTWOOD, Tenn.--(BUSINESS WIRE)--September 1, 2010--LifePoint Hospitals, Inc. (NASDAQ: LPNT) today announced that it has completed its previously announced acquisition of Sumner Regional Health Systems (SRHS) for a purchase price of $145 million plus working capital. In addition, LifePoint Hospitals will invest $60 million in capital investments in the system’s four hospitals over the next decade and will provide charity care to residents in surrounding areas and inmates of Sumner County.

In commenting on the closing, William F. Carpenter III, LifePoint’s president and chief executive officer, said, “Sumner Regional Health Systems is an excellent addition to LifePoint’s family of hospitals. The employees and medical staff share LifePoint’s mission of making communities healthier. We look forward to working with them to enhance the scope of services available and to find new and even better ways to provide quality healthcare close to home for the residents of these communities.”

The three-market hospital system, which is being renamed HighPoint Health System, employs more than 1,300 people and serves 11 counties in the northern middle Tennessee region. Facilities include 155-bed Sumner Regional Medical Center in Gallatin, one of the largest non-government employers in Sumner County and a provider of quality care in cancer treatment, cardiac care, same day surgery, orthopaedics, diagnostics, women’s health, home health care and rehabilitation services; Riverview Regional Medical Center North and South, an 88-bed medical center with two campuses in Carthage; and Trousdale Medical Center, a 25-bed critical access hospital in Hartsville. All facilities are fully accredited by The Joint Commission.

About LifePoint Hospitals

LifePoint Hospitals, Inc. is a leading hospital company focused on providing quality healthcare services close to home. Through its subsidiaries, LifePoint operates 52 hospital campuses in 17 states. With a mission of “Making Communities Healthier®,” LifePoint is the sole community hospital provider in the majority of the communities it serves. More information about the Company, which is headquartered in Brentwood, Tennessee, can be found on its website, www.LifePointHospitals.com All references to “LifePoint,” “LifePoint Hospitals,” or the “Company” used in this release refer to LifePoint Hospitals, Inc. or its affiliates.

Important Legal Information. Certain statements contained in this release are based on current management expectations and are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to qualify for the safe harbor protections from liability provided by the Private Securities Litigation Reform Act of 1995. Numerous factors exist which may cause results to differ from these expectations. Many of the factors that will determine LifePoint’s future results are beyond LifePoint’s ability to control or predict with accuracy. Such forward-looking statements reflect the current expectations and beliefs of the management of LifePoint, are not guarantees of performance and are subject to a number of risks, uncertainties, assumptions and other factors that could cause actual results to differ from those described in the forward-looking statements. These forward-looking statements may also be subject to other risk factors and uncertainties, including, without limitation; the possibility that, as a result of the competitive bidding process typical of an asset purchase out of bankruptcy, LifePoint may ultimately not be the purchaser of SRHS; if LifePoint succeeds in the purchasing of SRHS, LifePoint’s ability to successfully integrate and operate newly-acquired facilities and physician practices; and those other risks and uncertainties described from time to time in LifePoint’s filings with the Securities and Exchange Commission. Therefore, LifePoint’s future results may differ materially from those described in this release. LifePoint undertakes no obligation to update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

All references to “LifePoint,” “LifePoint Hospitals” and the “Company” as used throughout this release refer to LifePoint Hospitals, Inc. and its subsidiaries.

CONTACT:
LifePoint Hospitals, Inc.
Jeff Sherman, 615-372-8501
Executive Vice President and Chief Financial Officer